FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended      1999
                          -------------------
                                      OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                        to
                               ----------------------     -----------------
Commission file number      1-10254
                      --------------------




            TOTAL SYSTEM SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN



                           TOTAL SYSTEM SERVICES, INC.
                                1200 FIRST AVENUE
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-2204












                                  Exhibit 99.1

                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 1999, 1998, and 1997

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Plan Administrator
Total System Services, Inc. Employee
    Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 1999 and 1998, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.





Atlanta, Georgia
March 31, 2000

                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                        Statements of Financial Condition
                           December 31, 1999 and 1998

                                    Assets                                                1999                  1998
                                                                                   -------------------   -------------------

Common stock of Total System Services, Inc. at market value -
     1,557,070 shares (cost $19,032,710) in 1999 and
     1,460,648 shares (cost $14,900,070) in 1998                                $      25,399,712            34,325,229
Dividends receivable                                                                       15,573                14,599
Contributions receivable                                                                  326,837               335,028
                                                                                   -------------------   -------------------
                                                                                $      25,742,122            34,674,856
                                                                                   ===================   ===================
                                  Plan Equity
Plan equity (5,072 and 4,064 participants at
     December 31, 1999 and 1998, respectively)                                  $      25,742,122            34,674,856
                                                                                   ===================   ===================
See accompanying notes to financial statements.


                                       2


                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                  Statements of Operations and Changes in Plan
                      Equity Years ended December 31, 1999,
                                 1998, and 1997


                                                                    1999                  1998                  1997
                                                              ------------------    ------------------    ------------------
Dividend income                                           $          60,016                54,247                43,042

Realized gain on distributions to participants
     (note 4)                                                     2,576,977             3,410,267             2,613,432

Unrealized appreciation (depreciation) of common
     stock of Total System Services, Inc. (note 3)              (13,058,157)            6,909,967            (4,514,084)

Contributions (notes 1 and 2):
     Participants                                                 5,141,574             4,179,393             3,554,948

     Employer:
        Total System Services, Inc.                               2,071,247             1,695,051             1,454,293
        Columbus Depot Equipment Company                                411                   358                   334
        TSYS Total Solutions, Inc.                                  183,889                79,930                67,093
        Columbus Productions, Inc.                                   54,768                47,502                45,105
        TSYS Canada, Inc.                                            17,887                10,438                    --
        Vital Processing Services, L.L.C.                           248,987               211,072               155,937
                                                              ------------------    ------------------    ------------------
                 Total employer contributions                     2,577,189             2,044,351             1,722,762
                                                              ------------------    ------------------    ------------------
                                                                 (2,702,401)           16,598,225             3,420,100
Withdrawals by participants - common stock of
     Total System Services, Inc. at
     market value (321,694 shares in 1999,
     281,516 shares in 1998, and 250,185
     shares in 1997) -
     (notes 2 and 4)                                             (6,230,333)           (6,405,895)           (4,350,111)
                                                              ------------------    ------------------    ------------------
                 Increase (decrease) in Plan equity
                    for the year                                 (8,932,734)           10,192,330              (930,011)

Plan equity at beginning of year                                 34,674,856            24,482,526            25,412,537
                                                              ------------------    ------------------    ------------------
Plan equity at end of year                                $      25,742,122            34,674,856            24,482,526
                                                              ==================    ==================    ==================

See accompanying notes to financial statements.

                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997




(1)    Description of the Plan

       The Total System Services, Inc. Employee Stock Purchase Plan (the Plan) was implemented as of October 1, 1984. The Plan is designed to enable participating Total System Services, Inc. (TSYS) employees to purchase shares of common stock of TSYS at prevailing market prices from contributions made by them and TSYS.

       Synovus Service Corp. serves as the Plan administrator. State Street Bank and Trust Company serves as the Plan agent, hereafter referred to as "Agent."

       All employees who work twenty hours per week or more are eligible to participate in the Plan after completing three months of continuous employment prior to the beginning of a calendar quarter. Participants who have previously withdrawn shares from their Plan account remain eligible to participate, but with certain exceptions, are precluded from receiving matching contributions from the Plan sponsor for a specified period of time. A participant may contribute to the Plan based on a formula through payroll deductions in multiples of $1 with a minimum deduction of $10 per month and a maximum deduction not to exceed a specified percentage of compensation (ranging from 3% to 7%). Effective January 1, 1999, participants initially joining the Plan, requesting reinstatement in the Plan or making a change under the Plan must select their payroll deduction amount as a percentage of compensation, with a minimum contribution level of 0.5%. Participants in the Plan prior to January 1, 1999 may continue contributing to the Plan through payroll deductions in whole dollar amounts. Contributions to the Plan are to be made by TSYS in an amount equal to one-half of each participant's contribution. Participants are immediately vested in their contributions and TSYS' matching contributions.

       The Plan provides, among other things, that all expenses of the Plan and its administration shall be paid by TSYS with the exception of brokers' fees, commissions, postage, and transaction costs which are included in the cost of each participant's investment in common stock of TSYS.

       The Plan provides that upon withdrawal from the Plan, each participant may elect to receive the proceeds from his account balance in the form of shares of common stock of TSYS and a check for any fractional shares and cash held, a lump-sum cash distribution, or a combination of both.

       TSYS expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or TSYS prior to the date of such amendment or termination.

       On April 16, 1998, the TSYS Board of Directors approved a three-for-two stock split which was effected on May 8, 1998 in the form of a 50% stock dividend to shareholders of record as of April 27, 1998.

                                       4                             (Continued)

                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997



       All share and per share data for all periods presented in the accompanying financial statements and related notes has been restated to reflect the additional shares resulting from these stock splits.


(2)    Summary of Accounting Policies

       The investment in common stock of TSYS is stated at market value. The 1999 and 1998 market values are based on the closing price at year-end. The December 31, 1999 and 1998 market values were $16.31 and $23.50 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per common stock share and the market value per share at the date of the distribution to the participants.

       Contributions to and withdrawals from the Plan are accounted for on the accrual basis. Common stock contributions are recorded at fair value.

       During the years ended December 31, 1999, 1998, and 1997, TSYS contributed one share of stock to each new employee, upon reaching three months of employment with TSYS. Such contributions were made to the employees' accounts with the Plan, and resulted in an increase of employer contributions of approximately $25,000, $21,000, and $23,000 for the years ended December 31, 1999, 1998, and 1997, respectively.

       Dividend income is accrued on the record date.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by TSYS. Cash dividends paid on common stock of TSYS purchased under the Plan will be taxed to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the common stock of TSYS purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                       5                             (Continued)

                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997



(3)    Unrealized Appreciation (Depreciation) in Common Stock of TSYS

       Changes in unrealized appreciation (depreciation) in common stock of TSYS are as follows:

                                                                     1999                1998                1997
                                                                ----------------    ---------------     ---------------

           Unrealized appreciation at end of year           $         6,367,002         19,425,159          12,515,192
           Unrealized appreciation at beginning of
               year
                                                                     19,425,159         12,515,192          17,029,276
                                                                ----------------    ---------------     ---------------

                      Unrealized appreciation
                        (depreciation) for the year

                                                            $      (13,058,157)          6,909,967         (4,514,084)
                                                                ================    ===============     ===============


(4)    Realized Gain on Withdrawal Distributions to Participants

       The gain realized on withdrawal distributions to participants is summarized as follows:

                                                                     1999               1998                 1997
                                                                 -------------     ----------------     ----------------

           Market value at dates of distribution or
               redemption of shares of common stock
               of TSYS                                        $     6,230,333            6,405,895            4,350,111
           Less cost (computed on an average
               cost basis) of shares of common
               stock of TSYS distributed or
               redeemed                                             3,653,356            2,995,628            1,736,679
                                                                 -------------     ----------------     ----------------

                       Total realized gain                    $     2,576,977            3,410,267            2,613,432
                                                                 =============     ================     ================

                                       6